UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

DATE OF REPORT:

December 3, 2002

(Date of earliest event reported)

GILEAD SCIENCES, INC.

(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation or organization)	0-19731 (Commission File Number)	94-3047598 (I.R.S. Employer Identification No.)

333 LAKESIDE DRIVE, FOSTER CITY, CALIFORNIA
(Address of principal executive offices)

94404
(Zip Code)

(650) 574-3000
(Registrant’s telephone number, including area code)

ITEM 5. OTHER EVENTS

On December 3, 2002, Gilead Sciences, Inc., a Delaware corporation (“Gilead”), Simbolo Acquisition Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Gilead (“Acquisition Sub”), and Triangle Pharmaceuticals, Inc., a Delaware corporation (“Triangle”), entered into a definitive Agreement and Plan of Merger (the “Merger Agreement”) which contemplates the acquisition by Gilead, through Acquisition Sub, of all of the outstanding common stock of Triangle in a two-step transaction comprised of a cash tender offer for all of the issued and outstanding shares of Triangle common stock at a price of $6.00 per share, net to the seller in cash (the “Offer”), followed by a merger of Acquisition Sub with and into Triangle (the “Merger”).  On December 4, 2002, Gilead and Triangle issued a joint press release, which is filed as Exhibit 99.1 hereto and incorporated by reference herein, announcing the execution of the Merger Agreement.

The Merger Agreement provides that Acquisition Sub will commence the Offer as promptly as practicable after the date of the Merger Agreement.  The obligation of Acquisition Sub to accept for payment and pay for shares of Triangle common stock validly tendered in the Offer (and not withdrawn) is subject to the following conditions set forth in the Merger Agreement: (i) the valid tender of at least a majority of the adjusted outstanding shares of Triangle common stock (which at the election of Gilead may include certain shares issuable upon the exercise of Triangle stock options); (ii) the expiration or early termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended; (iii) the accuracy of the representations and warranties of Triangle contained in the Merger Agreement as of the date of the Merger Agreement, disregarding any inaccuracies where such inaccuracies and the circumstances and events underlying such inaccuracies would not have certain specified adverse impacts on Triangle and its subsidiaries; (iv) Triangle’s performance in all material respects of each covenant or obligation that Triangle is required to perform at or prior to the acceptance for payment of shares pursuant to the Offer; (v) the absence of any injunction or other order preventing the purchase of or payment for shares of Triangle common stock pursuant to the Offer; and (vi) the absence of certain specified pending or overtly threatened legal proceedings involving governmental bodies and relating to the Offer or the Merger.

The Merger Agreement does not provide that the Offer is to be conditioned on (i) any of Triangle’s representations and warranties contained in the Merger Agreement being accurate as of any date subsequent to the date of the Merger Agreement, or (ii) the absence of a material adverse change with respect to Triangle or Triangle’s business between the date of the Merger Agreement and the acceptance for payment of shares pursuant to the Offer.

The Merger Agreement further provides that following the successful completion of the Offer (and if necessary the adoption of the Merger Agrement by the holders of a majority of Triangle’s outstanding shares), and provided that there is no injunction or other order preventing the consummation of the Merger and no legal requirement that makes consummation of the Merger illegal, Acquisition Sub will be merged with and into Triangle, and Triangle will become a wholly-owned subsidiary of Gilead.  Upon consummation of the Merger, each then-outstanding share of Triangle common stock will be converted into the right to receive $6.00 in cash.

The summary of the Merger Agreement in this Current Report on Form 8-K is qualified in its entirety by reference to the full text of the Merger Agreement attached hereto as Exhibit 2.1.

In order to induce Gilead to enter into the Merger Agreement, certain of Triangle’s directors and executive officers and certain additional stockholders of Triangle collectively owning approximately 41% of the outstanding shares of Triangle common stock have entered into stockholder agreements with Gilead and Acquisition Sub pursuant to which they have agreed, in their respective capacities as stockholders of Triangle, to tender all of their shares of Triangle common stock, as well as any additional shares of Triangle common stock which they may acquire (pursuant to Triangle stock options or otherwise), to Acquisition Sub in the Offer.  The parties to certain of those stockholder agreements have also agreed to vote all of their shares of Triangle common stock in favor of the Merger, the execution and delivery by Triangle of the Merger Agreement and the adoption and approval of the Merger Agreement.  The stockholder agreements provide that they terminate upon any termination of the Merger Agreement.

The summary of the stockholder agreements in this Current Report on Form 8-K is qualified in its entirety by reference to the full text of the forms of stockholder agreements attached hereto as Exhibits 2.2 and 2.3.

As part of the arrangements contemplated by the Merger Agreement, on December 9, 2002, Gilead loaned Triangle $50 million to be used by Triangle for working capital needs and other corporate purposes.  Triangle has issued to Gilead a 7.50% unsecured convertible promissory note, pursuant to which Gilead is entitled, after the first anniversary of the note, to convert the loan (including accrued and unpaid interest) into Triangle common stock at a price of $6.90 per share.  The principal amount of the loan is due and payable on the fifth anniversary of the note (subject to provisions in the note that could permit or require Triangle to repay the loan earlier under certain circumstances), and interest on the note is payable quarterly in arrears. Portions of the loan may be forgiven by Gilead under certain circumstances set forth in the Merger Agreement.

In connection with the loan, Gilead and Triangle have also entered into an investor rights agreement providing Gilead with certain registration rights and other rights associated with its possible acquisition of Triangle common stock upon the conversion of the loan.

The summary of the note and investor rights agreement in this Current Report on Form 8-K is qualified in its entirety by reference to the full text of the note attached hereto as Exhibit 2.4 and the full text of the investor rights agreement attached hereto as Exhibit 2.5.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(c)           Exhibits

Exhibit Number	Description
2.1	Agreement and Plan of Merger, dated as of December 3, 2002, by and among Gilead Sciences, Inc., Simbolo Acquisition Sub, Inc., a wholly-owned subsidiary of Gilead, and Triangle Pharmaceuticals, Inc.

2.2	Form of Stockholder Agreement (without voting provisions)

2.3	Form of Stockholder Agreement (with voting provisions)

2.4	7.50% Convertible Promissory Note, dated December 9, 2002, by and between Triangle Pharmaceuticals, Inc. and Gilead Sciences, Inc.

2.5	Investor Rights Agreement, dated as of December 9, 2002, by and between Gilead Sciences, Inc. and Triangle Pharmaceuticals, Inc.

99.1*	Joint Press Release issued by Gilead Sciences, Inc. and Triangle Pharmaceuticals, Inc. on December 4, 2002

* Incorporated by reference from the Schedule TO-C filed by Gilead Sciences, Inc. with the Securities and Exchange Commission on December 4, 2002

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GILEAD SCIENCES, INC.
(registrant)

/s/ JOHN F. MILLIGAN
John F. Milligan Senior Vice President and Chief Financial Officer

Date:       December 9, 2002

Exhibits

Exhibit Number	Description
2.1	Agreement and Plan of Merger, dated as of December 3, 2002, by and among Gilead Sciences, Inc., Simbolo Acquisition Sub, Inc., a wholly-owned subsidiary of Gilead, and Triangle Pharmaceuticals, Inc.

2.2	Form of Stockholder Agreement (without voting provisions)

2.3	Form of Stockholder Agreement (with voting provisions)

2.4	7.50% Convertible Promissory Note, dated December 9, 2002, by and between Triangle Pharmaceuticals, Inc. and Gilead Sciences, Inc.

2.5	Investor Rights Agreement, dated as of December 9, 2002, by and between Gilead Sciences, Inc. and Triangle Pharmaceuticals, Inc.

99.1*	Joint Press Release issued by Gilead Sciences, Inc. and Triangle Pharmaceuticals, Inc. on December 4, 2002

* Incorporated by reference from the Schedule TO-C filed by Gilead Sciences, Inc. with the Securities and Exchange Commission on December 4, 2002